Exhibit 99.1

SolarEdge Announces Third Quarter 2023 Financial Results

MILPITAS, Calif. — November 1, 2023. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy technology, today announced its financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•	Revenues of $725.3 million

•	Revenues from solar segment of $676.4 million

•	GAAP gross margin of 19.7%

•	Non-GAAP gross margin* of 20.8%

•	Gross margin from solar segment of 24.0%

•	GAAP operating loss of $16.7 million

•	Non-GAAP operating income* of $23.1 million

•	GAAP net loss of $61.2 million

•	Non-GAAP net loss* of $31.0 million

•	GAAP net diluted loss per share (“EPS”) of $1.08

•	Non-GAAP net diluted loss per share* of $0.55

•	3.8 Gigawatts (AC) of inverters shipped

•	121 MWh of batteries shipped

“The results for the third quarter fell short of our prior expectations and are reflecting a slow market environment, which has resulted in high inventory of our products in the distribution channels, in particular in Europe”, said Zvi Lando, Chief Executive Officer of SolarEdge. “While channel inventory clearing is expected to continue in coming quarters, we are optimistic about the future of the solar PV industry and are confident that our leading technology, global presence and broad product offering will enable us to continue to be a leader in this market.”

Third Quarter 2023 Summary

The Company reported revenues of $725.3 million, down 27% from $991.3 million in the prior quarter and down 13% from $836.7 million in the same quarter last year.

Revenues from the solar segment were $676.4 million, down 29% from $947.4 million in the prior quarter and down 14% from $788.6 million in the same quarter last year.

GAAP gross margin was 19.7%, down from 32.0% in the prior quarter and down from 26.5% in the same quarter last year.

Non-GAAP gross margin* was 20.8%, down from 32.7% in the prior quarter and down from 27.3% in the same quarter last year.

Gross margin from the solar segment was 24.0%, down from 34.7% in the prior quarter and down from 28.3% in the same quarter last year.

GAAP operating expenses were $159.5 million, down 4% from $166.9 million in the prior quarter and up 16% from $137.6 million in the same quarter last year.

Non-GAAP operating expenses* were $128.0 million, down 4% from $133.3 million in the prior quarter and up 18% from $108.3 million in the same quarter last year.

GAAP operating loss was $16.7 million, down from a GAAP operating income of $150.4 million in the prior quarter and down from GAAP operating income of $84.4 million in the same quarter last year.

Non-GAAP operating income* was $23.1 million, down 88% from $191.0 million in the prior quarter and down 81% from $120.2 million in the same quarter last year.

GAAP net loss was $61.2 million, down from a GAAP net income of $119.5 million in the prior quarter and down from a GAAP net income of $24.7 million in the same quarter last year.

Non-GAAP net loss* was $31.0 million, down from a Non-GAAP net income of $157.4 million in the prior quarter and down from a Non-GAAP net income of $54.1 million in the same quarter last year.

GAAP net diluted loss per share was $1.08, down from a GAAP net diluted EPS of $2.03 in the prior quarter and down from a GAAP net diluted EPS of $0.43 in the same quarter last year.

Non-GAAP net diluted loss per share* was $0.55, down from a Non-GAAP net diluted EPS of $2.62 in the prior quarter and down from a Non-GAAP net diluted EPS of $0.91 in the same quarter last year.

Cash generated from operating activities was $40.6 million, compared with $88.7 million used in operating activities in the prior quarter and $5.6 million generated from operating activities in the same quarter last year.

As of September 30, 2023, cash, cash equivalents, bank deposits, restricted bank deposits and marketable securities totaled $831.4 million, net of debt, compared to $853.5 million on June 30, 2023.

________________________________________________________________________
* Non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on Non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Outlook for the Fourth Quarter 2023

The Company also provides guidance for the fourth quarter ending December 31, 2023 as follows:

•	Revenues to be within the range of $300 million to $350 million
•	Non-GAAP gross margin** expected to be within the range of 5% to 8%, including approximately 130 basis points of net IRA manufacturing tax credit
•	Non-GAAP operating expenses** to be within the range of $126 million to $130 million
•	Revenues from the solar segment to be within the range of $275 million to $320 million
•	Gross margin from the solar segment expected to be within the range of 7% to 10% including approximately 130 basis points of net IRA manufacturing tax credit

**Non-GAAP gross margin and Non-GAAP operating expenses are Non-GAAP financial measures, and these forward-looking measures have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Non-GAAP gross margin and Non-GAAP operating expenses are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Conference Call

The Company will host a conference call to discuss its results for the third quarter ended September 30, 2023 at 4:30 p.m. ET on Wednesday, November 1, 2023. The call will be available, live, to interested parties by dialing 800-343-4136. For international callers, please dial +1 203-518-9843. The Conference ID is SEDG.  To avoid a delay in connecting to the call, please dial in 10 minutes prior to the start time. A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, electric vehicle powertrains, and grid services solutions. SolarEdge is online at www.solaredge.com

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release, such as non-GAAP net income, non-GAAP net diluted EPS, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP gross margin from sale of solar products. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Non-GAAP measures are presented in this press release because we believe that they provide investors with a means of evaluating and understanding how the Company’s management evaluates the company’s operating performance. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; cancellations and pushouts of existing backlog; installation rates; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, future demand for renewable energy including solar energy solutions; changes, elimination or expiration of government subsidies and economic incentives for on-grid solar energy applications; changes in the U.S. trade environment; federal, state, and local regulations governing the electric utility industry with respect to solar energy; changes in tax laws, tax treaties, and regulations or the interpretation of them, including the Inflation Reduction Act; the retail price of electricity derived from the utility grid or alternative energy sources; interest rates and supply of capital in the global financial markets in general and in the solar market specifically; competition, including introductions of power optimizer, inverter and solar photovoltaic system monitoring products by our competitors; developments in alternative technologies or improvements in distributed solar energy generation; historic cyclicality of the solar industry; product quality or performance problems in our products; our ability to forecast demand for our products accurately and to match production to such demand as well as our customers’ ability to forecast demand based on inventory levels; our dependence upon a small number of outside contract manufacturers and limited or single source suppliers; capacity constraints, delivery schedules, manufacturing yields, and costs of our contract manufacturers and availability of components; delays, disruptions, and quality control problems in manufacturing; existing and future responses to and effects of pandemics, epidemics, or other health crises; disruption in our global supply chain and rising prices of oil and raw materials as a result of various conflicts, including the evolving state of war in Israel; our customers’ financial stability and our ability to retain customers; our ability to retain key personnel and attract additional qualified personnel; our ability to manage effectively the growth of our organization and expansion into new markets and integration of acquired businesses; unrest and terrorism; macroeconomic conditions in our domestic and international markets, as well as inflation concerns, financial institutions instability, rising interest rates,  recessionary concerns, the prospect of a shutdown of the U.S. federal government and the Israeli government's plans to significantly reduce the Israeli Supreme Court's judicial oversight; consolidation in the solar industry among our customers and distributors; cyber incidents; and other matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 22, 2023 and our quarterly reports filed on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of November 1, 2023.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or changes in its expectations or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Contacts
SolarEdge Technologies, Inc.
JB Lowe, Head of Investor Relations
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	Unaudited
Revenues	$725,305	$836,723	$2,660,484	$2,219,577
Cost of revenues	582,488	614,722	1,900,236	1,635,976
Gross profit	142,817	222,001	760,248	583,601
Operating expenses:
Research and development	80,082	69,659	246,481	210,855
Sales and marketing	40,351	42,726	125,539	117,017
General and administrative	39,110	27,933	111,876	82,483
Other operating expense (income), net	—	(2,724)	(1,434)	1,963
Total operating expenses	159,543	137,594	482,462	412,318
Operating income (loss)	(16,726)	84,407	277,786	171,283
Financial income (expense), net	(7,901)	(33,146)	19,157	(52,062)
Other income (loss), net	(484)	7,654	(609)	6,810
Income (loss) before income taxes	(25,111)	58,915	296,334	126,031
Income taxes	36,065	34,172	99,622	53,081
Net income (loss)	$(61,176)	$24,743	$196,712	$72,950

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$551,122	$783,112
Marketable securities	477,275	241,117
Trade receivables, net of allowances of $14,930 and $3,202, respectively	939,545	905,146
Inventories, net	1,177,805	729,201
Prepaid expenses and other current assets	217,720	241,082
Total current assets	3,363,467	2,899,658
LONG-TERM ASSETS:
Marketable securities	436,139	645,491
Deferred tax assets, net	60,147	44,153
Property, plant and equipment, net	604,819	543,969
Operating lease right-of-use assets, net	67,331	62,754
Intangible assets, net	41,947	19,929
Goodwill	41,201	31,189
Other long-term assets	36,103	18,806
Total long-term assets	1,287,687	1,366,291
Total assets	4,651,154	4,265,949
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables, net	394,569	459,831
Employees and payroll accruals	77,740	85,158
Warranty obligations	175,426	103,975
Deferred revenues and customers advances	22,064	26,641
Accrued expenses and other current liabilities	203,448	214,112
Total current liabilities	873,247	889,717
LONG-TERM LIABILITIES:
Convertible senior notes, net	626,647	624,451
Warranty obligations	345,091	281,082
Deferred revenues	212,025	186,936
Finance lease liabilities	40,323	45,385
Operating lease liabilities	46,580	46,256
Other long-term liabilities	16,835	15,756
Total long-term liabilities	1,287,501	1,199,866
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY:
Common stock of $0.0001 par value - Authorized: 125,000,000 shares as of September 30, 2023 and December 31, 2022; issued and outstanding: 56,810,559 and 56,133,404 shares as of September 30, 2023 and December 31, 2022, respectively	6	6
Additional paid-in capital	1,633,800	1,505,632
Accumulated other comprehensive loss	(83,949)	(73,109)
Retained earnings	940,549	743,837
Total stockholders’ equity	2,490,406	2,176,366
Total liabilities and stockholders’ equity	$4,651,154	$4,265,949

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$196,712	$72,950
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	42,019	37,312
Loss (gain) from exchange rate fluctuations	(8,170)	58,100
Stock-based compensation expenses	115,015	106,932
Impairment of goodwill and intangible assets	—	4,008
Deferred income taxes, net	(18,199)	(3,822)
Other items	6,915	8,594
Changes in assets and liabilities:
Inventories, net	(437,801)	(188,579)
Prepaid expenses and other assets	19,822	(55,478)
Trade receivables, net	(40,011)	(377,089)
Trade payables, net	(58,701)	53,683
Employees and payroll accruals	12,099	12,119
Warranty obligations	135,568	82,025
Deferred revenues and customers advances	18,580	41,440
Accrued expenses and other liabilities, net	(24,051)	67,789
Net cash used in operating activities	(40,203)	(80,016)
Cash flows from investing activities:
Investment in available-for-sale marketable securities	(214,516)	(461,491)
Proceeds from sales and maturities of available-for-sale marketable securities	194,617	178,415
Purchase of property, plant and equipment	(130,024)	(125,085)
Business combinations, net of cash acquired	(16,653)	—
Purchase of intangible assets	(10,600)	—
Disbursements for loans receivables	(13,000)	—
Investment in privately-held companies	(8,000)	—
Proceeds from governmental grant	6,796	—
Proceeds from sale of a privately-held company	—	24,175
Other investing activities	3,193	3,472
Net cash used in investing activities	(188,187)	(380,514)
Cash flows from financing activities:
Tax withholding in connection with stock-based awards, net	(9,267)	(4,686)
Payments of finance lease liability	(2,123)	(2,109)
Proceeds from secondary public offering, net of issuance costs	—	650,526
Other financing activities	85	3,404
Net cash provided by (used in) financing activities	(11,305)	647,135
Increase (decrease) in cash and cash equivalents	(239,695)	186,605
Cash and cash equivalents at the beginning of the period	783,112	530,089
Effect of exchange rate differences on cash and cash equivalents	7,705	(38,365)
Cash and cash equivalents at the end of the period	551,122	678,329

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Q3-22	Q4-22	Q1-23	Q2-23	Q3-23
Gross profit (GAAP)	$222,001	$261,047	$300,126	$317,305	$142,817
Revenues from finance component	(159)	(174)	(187)	(202)	(215)
Stock-based compensation	4,661	6,810	5,927	5,923	5,882
Amortization of stock-based compensation capitalized in inventories	—	—	—	316	441
Amortization and depreciation of acquired asset	2,064	961	1,515	872	2,096
Gross profit (Non-GAAP)	$228,567	$268,644	$307,381	$324,214	$151,021

Gross margin (GAAP)	26.5%	29.3%	31.8%	32.0%	19.7%
Revenues from finance component	0.0%	0.0%	0.0%	0.0%	0.0%
Stock-based compensation	0.6%	0.8%	0.6%	0.6%	0.8%
Amortization of stock-based compensation capitalized in inventories	—%	—%	—%	0.0%	0.0%
Amortization and depreciation of acquired assets	0.2%	0.1%	0.2%	0.1%	0.3%
Gross margin (Non-GAAP)	27.3%	30.2%	32.6%	32.7%	20.8%

Operating expenses (GAAP)	$137,594	$266,210	$155,972	$166,947	$159,543
Stock-based compensation - R&D	(14,553)	(16,854)	(17,209)	(17,272)	(16,481)
Stock-based compensation - S&M	(9,341)	(7,928)	(8,079)	(7,822)	(7,739)
Stock-based compensation - G&A	(7,196)	(7,015)	(8,020)	(7,948)	(6,713)
Amortization and depreciation of acquired assets - R&D	(302)	(301)	(313)	(289)	(329)
Amortization and depreciation of acquired assets - S&M	(187)	(173)	(181)	(235)	(321)
Amortization and depreciation of acquired assets - G&A	(6)	(4)	(26)	17	(4)
Assets impairment	19	(114,473)	—	—	—
Gain (loss) from assets sales and disposal	2,303	(102)	1,434	—	—
Acquisition costs	—	(350)	—	(135)	—
Operating expenses (Non-GAAP)	$108,331	$119,010	$123,578	$133,263	$127,956

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Q3-22	Q4-22	Q1-23	Q2-23	Q3-23
Operating income (loss) (GAAP)	$84,407	$(5,163)	$144,154	$150,358	$(16,726)
Revenues from finance component	(159)	(174)	(187)	(202)	(215)
Stock-based compensation	35,751	38,607	39,235	38,965	36,815
Amortization of stock-based compensation capitalized in inventories	—	—	—	316	441
Amortization and depreciation of acquired assets	2,559	1,439	2,035	1,379	2,750
Assets impairment	(19)	114,473	—	—	—
Loss (gain) from assets sales and disposal	(2,303)	102	(1,434)	—	—
Acquisition costs	—	350	—	135	—
Operating income (Non-GAAP)	$120,236	$149,634	$183,803	$190,951	$23,065

Financial income (expense), net (GAAP)	$(33,025)	$56,101	$23,674	$3,384	$(7,901)
Non cash interest expense	2,505	2,685	2,892	3,105	3,284
Unrealized losses (gains)	—	(170)	—	—	—
Currency fluctuation related to lease standard	(1,116)	749	(2,519)	(2,107)	(2,788)
Financial income (expense), net (Non-GAAP)	$(31,636)	$59,365	$24,047	$4,382	$(7,405)

Other income (loss) (GAAP)	$7,533	$186	$(125)	$—	$(484)
Loss (gain) from sale of investment in privately-held company	(7,533)	(186)	—	—	484
Other income (loss) (Non-GAAP)	$—	$—	$(125)	$—	$—

Income tax benefit (expense) (GAAP)	$(34,172)	$(30,295)	$(29,325)	$(34,232)	$(36,065)
Income tax adjustment	(291)	(7,186)	(3,901)	(3,735)	(10,561)
Income tax benefit (expense) (Non-GAAP)	$(34,463)	$(37,481)	$(33,226)	$(37,967)	$(46,626)

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Q3-22	Q4-22	Q1-23	Q2-23	Q3-23
Net income (loss) (GAAP)	$24,743	$20,829	$138,378	$119,510	$(61,176)
Revenues from finance component	(159)	(174)	(187)	(202)	(215)
Stock-based compensation	35,751	38,607	39,235	38,965	36,815
Amortization of stock-based compensation capitalized in inventories	—	—	—	316	441
Amortization and depreciation of acquired assets	2,559	1,439	2,035	1,379	2,750
Assets impairment	(19)	114,473	—	—	—
Loss (gain) from assets sales and disposal	(2,303)	102	(1,434)	—	—
Acquisition costs	—	350	—	135	—
Non cash interest expense	2,505	2,685	2,892	3,105	3,284
Unrealized losses (gains)	—	(170)	—	—	—
Currency fluctuation related to lease standard	(1,116)	749	(2,519)	(2,107)	(2,788)
Loss (gain) from sale of investment in privately-held company	(7,533)	(186)	—	—	484
Income tax adjustment	(291)	(7,186)	(3,901)	(3,735)	(10,561)
Net income (loss) (Non-GAAP)	$54,137	$171,518	$174,499	$157,366	$(30,966)

Net basic earnings (loss) per share (GAAP)	$0.44	$0.37	$2.46	$2.12	$(1.08)
Revenues from finance component	0.00	0.00	0.00	(0.01)	0.00
Stock-based compensation	0.64	0.69	0.70	0.70	0.65
Amortization of stock-based compensation capitalized in inventories	—	—	—	0.00	0.00
Amortization and depreciation of acquired assets	0.05	0.02	0.03	0.03	0.05
Assets impairment	0.00	2.05	—	—	—
Loss (gain) from assets sales and disposal	(0.04)	0.00	(0.02)	—	—
Acquisition costs	—	0.01	—	0.00	—
Non cash interest expense	0.04	0.05	0.05	0.05	0.06
Unrealized losses (gains)	—	(0.01)	—	—	—
Currency fluctuation related to lease standard	(0.02)	0.02	(0.05)	(0.03)	(0.05)
Loss (gain) from sale of investment in privately-held company	(0.13)	(0.01)	—	—	0.01
Income tax adjustment	(0.01)	(0.13)	(0.07)	(0.07)	(0.19)
Net basic earnings (loss) per share (Non-GAAP)	$0.97	$3.06	$3.10	$2.79	$(0.55)

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Q3-22	Q4-22	Q1-23	Q2-23	Q3-23
Net diluted earnings (loss) per share (GAAP)	$0.43	$0.36	$2.35	$2.03	$(1.08)
Revenues from finance component	0.00	0.00	(0.01)	(0.01)	0.00
Stock-based compensation	0.59	0.64	0.62	0.62	0.65
Amortization of stock-based compensation capitalized in inventories	—	—	—	0.00	0.00
Amortization and depreciation of acquired assets	0.05	0.02	0.03	0.03	0.05
Assets impairment	0.00	1.91	—	—	—
Loss (gain) from assets sales and disposal	(0.04)	0.00	(0.02)	—	—
Acquisition costs	—	0.01	—	0.00	—
Non cash interest expense	0.03	0.03	0.04	0.04	0.06
Unrealized losses (gains)	—	0.00	—	—	—
Currency fluctuation related to lease standard	(0.02)	0.01	(0.04)	(0.03)	(0.05)
Loss (gain) from sale of investment in privately-held company	(0.13)	0.00	—	—	0.01
Income tax adjustment	0.00	(0.12)	(0.07)	(0.06)	(0.19)
Net diluted earnings (loss) per share (Non-GAAP)	$0.91	$2.86	$2.90	$2.62	$(0.55)

Number of shares used in computing net diluted earnings (loss) per share (GAAP)	58,747,538	58,734,719	59,193,831	59,183,666	56,671,504
Stock-based compensation	784,228	1,237,266	939,571	986,527	—
Number of shares used in computing net diluted earnings (loss) per share (Non-GAAP)	59,531,766	59,971,985	60,133,402	60,170,193	56,671,504